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Exhibit 1.2

Regulations of the Board and Committee Charters of Novartis AG Effective: 21 August 2002

Novartis AG
CH-4002 Basel
Switzerland

© 2002, Novartis AG

Regulations of the Board and Committee Charters of Novartis AG

Table of Contents

	Regulations of the Board of Novartis AG	2
Section 1	General Provisions	3
Section 2	Board of Directors	4
Section 3	Committees of the Board of Directors	6
Section 4	Chairman and Chief Executive Officer, Vice Chairmen, Lead Director, Deputy Chief Executive Officer	7
Section 5	Executive Committee	7
Section 6	Internal Audit	9
Section 7	Effectiveness, Amendments	9
Charter	The Chairman's Committee of Novartis AG	10
Charter	The Compensation Committee of Novartis AG	11
Charter	The Audit and Compliance Committee of Novartis AG	12
Charter	The Corporate Governance Committee of Novartis AG	15

Regulations of the Board of Novartis AG

        Based on Article 26 of the Articles of Incorporation of Novartis AG (the "Company"), the Board of Directors promulgates the following Regulations.

        These Regulations govern the internal organisation as well as the duties, powers and responsibilities of the following executive bodies and persons of the Company:

  —
  Board of Directors;

  —
  Committees of the Board;

  —
  Chairman of the Board;

  —
  Vice Chairmen;

  —
  Lead Director;

  —
  Chief Executive Officer; and

  —
  Executive Committee (including its sub-committees).

        All references to functions in these Regulations shall apply to both male and female persons.

Section 1    General Provisions

Article 1    Duty of Care and Loyalty

        Each member of the Board of Directors, the Committees of the Board, or the Executive Committee shall at all times safeguard and further the interests of the Company, and shall take such steps as are necessary to best protect the interests of the Company.

Article 2    Conflict of Interests

        No member of the Board of Directors, the Committees of the Board, or the Executive Committee shall participate in the deliberations and resolutions on matters which affect, or reasonably might affect, the interests of such member or of a person close to such member.

Article 3    Confidentiality

        Each member of the Board of Directors, the Committees of the Board, or the Executive Committee shall at all times keep strictly confidential all information—except information which already is in the public domain—relating to the Company and its affiliated companies (the "Group") which such member has learned during the exercise of his duties. This obligation and duty shall continue even after the term of office of such member has expired.

        Business documents of the Company and the Group shall be returned by such members at the latest at the expiry of their term of office.

Article 4    No Representation of Members

        A member of the Board of Directors, the Committees of the Board, or the Executive Committee, who is not able to be present at or participate in a meeting of such executive body may not be represented by another member of such body or any other person.

Article 5    Quorum, Majority Requirements

        Unless stated otherwise in these Regulations, a quorum shall exist for any meeting of the Board of Directors, the Committees of the Board, or the Executive Committee, if there are present at least the majority of the duly elected or appointed members.

        Resolutions of the Board of Directors, the Committees of the Board and the Executive Committee require the affirmative vote of the majority of the votes cast.

        In the event of a tie vote on any issue (i) in the Board of Directors, the vote of the Chairman of the Board shall decide the issue; (ii) in a Committee of the Board, the full Board shall decide the issue; (iii) in the Executive Committee, the vote of the Chief Executive Officer shall decide the issue.

Article 6    Form of Meetings and Resolutions

        The decisions of the Board of Directors, the Committees of the Board and the Executive Committee shall be minuted.

        Meetings of the Board of Directors, the Committees of the Board of Directors and the Executive Committee may be held in any location determined by the Chairman of the Board of Directors or the Heads/chairmen of the respective Committees.

        Meetings may also be held and resolutions may also be adopted by telephonic communication, or by means of a written document circulated among all members of the Board of Directors, the Committees of the Board of Directors, or the Executive Committee, respectively, unless a member of such body requests oral deliberation.

Article 7    Secretary, Minutes

        The Board of Directors, the Committees of the Board and the Executive Committee each shall appoint a secretary who need not be a member of such body.

        The secretary of each such body shall keep the minutes of meetings which shall contain all resolutions adopted at the meeting. If meetings are held by telephone, or resolutions are passed in writing, the secretary shall record such resolutions in minutes and communicate the outcome to the members of the respective body as soon as practicable.

Article 8    Participation of Non-Members

        Persons not being a member of the Board of Directors, the Committees of the Board or the Executive Committee may participate in meetings of such bodies if their expertise is required and they have been invited by the Head/chairman of the respective body. Such persons shall not participate in any resolutions.

Article 9    Application of General Provisions to other Management Committees

        The Articles 1-8 shall analogously apply to all other management committees of the Company and their members.

Article 10    The Business and Corporate Separateness

        The Company is a holding company which directly or indirectly owns a global group of subsidiaries which conduct business operations (the "Business"). To ensure the proper functioning of the Business in the interests of its shareholders and to comply with various requirements imposed by relevant laws and regulatory authorities, the Board of Directors of the Company shall supervise and, where necessary and appropriate, co-ordinate the Business by providing overall guidance and support.

        Each company in the Group ("Group company") shall be legally separate from all other companies in the Group and shall manage its business independently through its respective board of directors or other top local management body. No Group company shall operate the business of another Group company nor shall any Group company be the agent of any other Group company.

Section 2    Board of Directors

Article 11    Duties of the Board

        The Board of Directors is the ultimate executive body of the Company. It shall resolve all business matters which are not reserved to the authority of the General Meeting of Shareholders or to other executive bodies of the Company by law, the Articles of Incorporation or these Regulations.

        In particular, the Board of Directors shall have the following duties:

  a)
  to undertake the ultimate direction of the Business, including, without limitation, the promulgation of resolutions and the giving of necessary instructions or overall guidance and support regarding the following matters:

  —
  the strategic direction of the Business;

  —
  the entry into new areas of activity and the withdrawal from existing areas of the Business;

  —
  acquisitions and divestments of companies, participations in companies or businesses, or incorporations or liquidations of companies or businesses, if such matters are of fundamental significance to the Business;

  —
  the opening and closing down of sites of fundamental significance to the Business;

  —
  the institution and defence of legal proceedings of fundamental significance to the Business;

    —
    the setting of financial targets and financial means to reach such targets;

    —
    the promulgation of corporate policies, in particular on financial matters, investments, personnel matters, leadership, communication, and safety and environmental protection and overseeing management's compliance therewith; and

    —
    the adoption from time to time of further regulations and instructions regarding the organisation of the Business and the duties and responsibilities of the executive bodies;

  b)
  the determination of the organisation of the Company;

  c)
  the manner of governance of the Company, including the adoption of principles of corporate governance from time to time that are in the best interests of the Company and its stakeholders;

  d)
  the structuring of the accounting system and of the financial controls as well as the financial planning;

  e)
  the approval of quarterly reports and the annual report of the Company;

  f)
  the appointment, removal, and the determination of duties and responsibilities of the persons entrusted with the management of the Company, in particular:

  —
  the Chairman and Chief Executive Officer;

  —
  the members of the Committees of the Board;

  —
  the members of the Executive Committee;

  —
  the Head of Internal Audit; and

  —
  such other persons as the Board of Directors may determine, from time to time, as having a significant impact on the Business;

  g)
  the determination of those persons who shall have signatory power for the Company and the manner in which such persons may sign on behalf of the Company;

  h)
  the ultimate supervision of the persons entrusted with the management of the Business, specifically in view of their compliance with the law, the Articles of Incorporation, these Regulations and other applicable regulations and instructions;

  i)
  the preparation of the Meetings of Shareholders and of business reports and such other documents and information as are required for the Meetings of Shareholders and to carry out the resolutions adopted at the Meetings of Shareholders;

  j)
  the notification of the court if liabilities exceed assets;

  k)
  the adoption of resolutions concerning an increase of the share capital to the extent that such power is vested in the Board of Directors (Article 651 paragraph 4 of the Swiss Code of Obligations), as well as resolutions concerning confirmation of capital increases and respective amendments to the Articles of Incorporation;

  l)
  the examination of the professional qualification of qualified auditors;

  m)
  the determination of the remuneration of its members, based on the proposals of the Compensation Committee; and

  n)
  the approval of other business if such business exceeds the authority delegated from time to time by the Board of Directors to the Executive Committee and the Committees of the Board of Directors.

Article 12    Delegation of Management

        With the exception of the matters mentioned in Article 11 hereof, and such other matters which fall within the authority of the Board of Directors by law, the Articles of Incorporation and these Regulations, the Board of Directors delegates to the Executive Committee the management of the business of the Company pursuant and subject to these Regulations.

Article 13    Meetings, Agenda

        The Board of Directors shall meet at the invitation of its Chairman as often as may be required.

        Invitations for meetings of the Board of Directors shall set forth the agenda for the meeting and shall be issued at least ten days in advance, except in urgent matters.

        Also any member of the Board of Directors may cause the calling of a meeting for a specific purpose or the inclusion of a certain item on the agenda. Such requests must be submitted to the Chairman in writing at least ten days prior to the meeting.

        The Chairman shall take the chair at the meetings of the Board of Directors.

Article 14    Special Measures

        No quorum is required for meetings at which the sole order of business is to deliberate and approve resolutions providing for the confirmation of capital increases or the amendment of the Articles of Incorporation in connection with the increase of the share capital.

        The adoption of resolutions on items not on the agenda requires the affirmative vote of at least two thirds of the members present at such meeting.

Article 15    Right to Request Information

        The members of the Board of Directors shall have the right to request information and inspection pursuant to Article 715a of the Swiss Code of Obligations.

Article 16    Authorised Signatories

        The only members of the Board of Directors who shall be autho-rised to sign documents on behalf of the Company shall be the members of the Chairman's Committee. Any such documents must be signed jointly by two members of the Chairman's Committee.

Section 3    Committees of the Board of Directors

Article 17    Committees of the Board

        The Board of Directors shall form the following permanent committees:

  —
  Chairman's Committee;

  —
  Compensation Committee;

  —
  Audit and Compliance Committee; and

  —
  Corporate Governance Committee.

        The composition and duties of these Committees shall be as set forth in the applicable Committee Charters, which are attached to these regulations, and incorporated herein by reference.

Section 4    Chairman and Chief Executive Officer, Vice Chairmen, Lead Director, Deputy Chief Executive Officer

Article 18    Chairman and Chief Executive Officer and Vice Chairmen

        The Board of Directors shall elect a Chairman and Chief Executive Officer. In addition to other duties described in these Regulations and the Articles of Incorporation, the Chairman and Chief Executive Officer shall have the following duties: as the Chairman, to provide leadership to the Board of Directors in its governance role, and as Chief Executive Officer, to provide leadership to the operations of the Business.

        In addition, the Board may designate one or more Vice Chairmen.

Article 19    Lead Director

        If the Chairman of the Board of Directors also serves as the Chief Executive Officer of the Company, the Board of Directors shall elect a Lead Director who will have the following duties:

  a)
  ensuring an orderly process in evaluating the performance of the Chairman and Chief Executive Officer; and

  b)
  in case of a crisis, leading the independent members of the Board of Directors.

Article 20    Deputy Chief Executive Officer

        The Chairman and Chief Executive Officer may appoint a deputy who shall be his legal representative in his functions as Chief Executive Officer of the Company in the event of his incapacity.

Section 5    Executive Committee

Article 21    Members of Executive Committee

        The Executive Committee shall consist in principle of the Chairman and Chief Executive Officer of the Company and the following members:

  —
  the Chief Financial Officer of the Company;

  —
  the Head of the Company's Pharmaceuticals division;

  —
  the Head of the Company's Consumer Health division;

  —
  the Head of the Company's Pharmaceuticals Research;

  —
  the Head of the Company's Human Resources Department;

  —
  the Head of the Company's Legal and General Affairs Department; and

  —
  such other members as may be appointed by the Board of Directors from time to time.

        Each member of the Executive Committee shall serve at the discretion of the Board of Directors.

Article 22    Duties of Executive Committee

        The Executive Committee is responsible for the management of the Business.

        In particular, and without limitation, the Executive Committee shall have the following duties:

  a)
  implementation of the strategies and policies agreed upon by the Board of Directors;

  b)
  regular assessment of attainment of the targets for the Business;

  c)
  to draw up corporate policies, strategies and strategic plans for the attention of and approval by the Board of Directors or its Committees;

  d)
  to draw up and submit to the Chairman's Committee for approval or advice the following matters:

  —
  appointments to and removals from positions of material significance to the Business, in accordance with such regulations and standards as are promulgated by the Board of Directors from time to time;

  —
  capital investments, financial measures, and the acquisition of companies, participations and businesses of material significance to the Company, in accordance with such regulations and standards as are promulgated by the Board of Directors from time to time;

  —
  the revenue, financial, and investment budgets of the Business and its divisions, business units and supporting functions, including any addenda thereto;

  e)
  to implement the matters approved by the Chairman's Committee;

  f)
  to prepare and submit quarterly and annual reports for the attention of and the approval by the Board of Directors or its Committees, and to keep the Board of Directors informed of all matters of fundamental significance to the Business;

  g)
  appointments and promotions of senior management subject to such standards as shall be adopted by the Board of Directors from time to time;

  h)
  to systematically select and promote new and potential management personnel;

  i)
  to implement modifications to the organisation of the Business to ensure efficient operation of the Business and attainment of optimised consolidated results;

  j)
  to promote an active internal and external communications policy;

  k)
  to approve significant agreements with third parties and business activities involving high risks in accordance with such regulations and instructions as are promulgated by the Board of Directors from time to time;

  l)
  to ensure that management capacity, financial and other resources are provided and used efficiently;

  m)
  to promulgate guidelines, including guidelines for planning, controlling, reporting, finance, personnel, information and other technologies; and

  n)
  to deal with such other matters as are delegated by the Board of Directors to the Executive Committee from time to time.

Article 23    Sub-committees of the Executive Committee

        The Executive Committee may delegate to sub-committees duties mentioned in Article 22. The Chairman and Chief Executive Officer shall ensure proper reporting of all such sub-committees to the Board of Directors.

Article 24    Divisions and Business Units

        The Business shall have two operating divisions—the Pharma division and the Consumer Health division—and business units shall be allocated to each of them.

        Each division shall be headed by a Division Head who shall be responsible for:

  a)
  the management of the division and its business units;

  b)
  the implementation within the division and its business units of corporate policies and strategies approved by the Board of Directors;

  c)
  the drawing-up of proposals of new strategies and policies and organisational changes for the attention of the Executive Committee; and

  d)
  the proper reporting by the division and its business units to the Executive Committee.

Article 25    Local Companies

        The Business shall primarily be conducted through local divisional or business unit companies. Where the local business is organized in the form of a multi-business unit company, all business units will have to contribute adequately to an optimal result.

        Country Presidents and Country Heads shall be responsible for the proper implementation of Group policies by the local business units and shall provide services and support to the local business units with their staff.

        All local companies shall operate under the management of their respective board of directors which may delegate the management of such companies to executive bodies according to applicable laws and regulations.

Section 6    Internal Audit

Article 26    Duties of Internal Audit

        Novartis Auditing shall have the following duties:

  a)
  to carry out operational and system audits, assisting the organizational units in the accomplishment of objectives by providing an independent approach to the evaluation, improvement, and effectiveness of their risk management and internal control framework. All organizational units of the Group are subject to audit;

  b)
  to prepare reports regarding the audits it has performed, and to report to the Audit and Compliance Committee and the Chairman of the Board of Directors any actual or suspected irregularities without delay; and

  c)
  to perform such other functions and audits as are assigned to it by the Board of Directors, the Chairman of the Board of Directors or the Audit and Compliance Committee from time to time.

Section 7    Effectiveness, Amendments

Article 27    Effectiveness, Amendments

        These Regulations shall enter into effect on this 21st day of August 2002, and shall replace the Regulations governing the internal organisation of Novartis AG of 12 December 2001.

        These Regulations may only be amended or replaced by the Board of Directors.

Basel, 21 August 2002

Dr. Daniel Vasella	Dr. Ingrid Duplain
Chairman	Corporate Secretary

Charter    The Chairman's Committee of Novartis AG

Mission Statement

        The Chairman's Committee (the "Committee") will deal with business matters which fall within the authority of the Board of Directors that may arise in between meetings of the Board of Directors, will assist the Chairman of the Board of Directors and CEO (the "Chairman") in fulfilling his responsibilities with respect to the stewardship of Novartis AG (the "Company"), and will perform such other tasks as may be delegated to it by the Board of Directors.

Organisation

        The Chairman's Committee shall consist of three to five members of the Board of Directors: the Chairman, the Vice Chairman or Chairmen, and such other members as the Board of Directors may elect. The members of the Chairman's Committee shall serve at the discretion of the Board of Directors.

        The Chairman shall preside over the meetings of the Chairman's Committee.

        The Chairman shall convene a meeting of the Chairman's Committee as often as required by the business of the Company, or if requested in writing by one of its members.

        Invitations to meetings of the Chairman's Committee shall set forth the items on the agenda.

Roles and Responsibilities

        The Committee has the following duties:

  a)
  to comment on all matters falling within the authority of the Board of Directors before the latter makes any decision on such matters;

  b)
  to deal with all business matters which fall within the authority of the Board of Directors that may arise in between meetings of the Board of Directors, including the ability to take any preliminary and required action on behalf of the Board of Directors in urgent cases;

  c)
  to make all preparations for each meeting of the Board of Directors;

  d)
  to inform the Board of Directors of all business matters dealt with between meetings of the Board of Directors, in particular, to inform the Board of any action taken in urgent cases;

  e)
  to approve, upon application of the Executive Committee, the following matters:

  —
  appointments to, and determination of terms of employment for, positions of material significance, in accordance with such regulations and standards as are promulgated by the Board of Directors from time to time; and

  —
  capital investments, financial measures, and the acquisition of companies, participations and businesses of material significance, in accordance with such regulations and standards as are promulgated by the Board of Directors from time to time;

  f)
  to submit to the Board of Directors any matters which the Chairman's Committee deems appropriate, including matters mentioned in subparagraph (e) above; and

  g)
  to deal with such other matters as may be delegated to the Chairman's Committee by the Board of Directors from time to time.

Charter    The Compensation Committee of Novartis AG

Mission Statement

        The Compensation Committee (the "Committee") will recommend, review and approve Novartis Compensation Policies and Programs as well as individual executive compensation to retain and attract associates who are needed for ensuring the competitiveness and long-term success of the business, and will perform such other tasks as may be delegated to it by the Board of Directors.

Organisation

        The Committee shall consist of three to four independent members of the Board of Directors. The Board will designate one member of the Committee as its chairperson. The Committee shall meet at least two times a year and may from time to time seek outside expert advice to support its recommendations and decisions. The Chairman and CEO is not a member of the Compensation Committee, but he will attend all sessions, except the one during which his performance and remuneration are being discussed and determined.

Roles and Responsibilities

        The Committee has the following duties:

  —
  to recommend, review and approve Compensation Policies and Programs;

  —
  to advise the Board of Directors on changes in Board compensation;

  —
  to evaluate the performance of the Chairman and CEO and to determine and decide his remuneration;

  —
  to review and approve the remuneration proposals for members of the Group Executive Committee, global business unit heads and other key executives with a yearly compensation in excess of USD 1 million; and

  —
  to inform the Board of Directors about policies and programs as well as statistical comparisons of compensation levels with key competitors.

Charter    The Audit and Compliance Committee of Novartis AG

Mission Statement

        The Audit and Compliance Committee (the "Committee") will assist the Board of Directors in fulfilling its responsibilities with respect to the oversight of Novartis AG's (the "Company") accounting and financial reporting practices, and its compliance with law and regulatory requirements. The Committee will maintain effective working relationships with the Board of Directors, Company management, and the internal and external auditors. The Committee has oversight responsibilities for internal control, internal audit, the external auditors, and compliance with law, which is to be exercised through reports from and discussions with management.

Organisation

        The Committee shall consist of three to five members of the Board of Directors. Members of the Committee shall have sufficient financial and compliance experience and ability to enable them to discharge their responsibilities as members. At least one of these members must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual possessing financial management expertise.

        Members of the Committee shall be independent of the Company and its affiliates, shall have no relationship to the Company or its affiliates that may interfere with the exercise of their independence, and shall otherwise meet the independence standards required by applicable law, regulation and listing agreements. In particular, none shall have been employed by the Company or its affiliates during the last five years.

        The Board will designate one member of the Committee as its chairperson.

        The Committee will meet no less than 4 times a year. Special meetings may be convened as required.

        The chairperson of the Audit Committee will report orally to the full Board on the results of these meetings. The Committee may invite to its meetings Company management, internal auditors, external auditors, and such other persons as the Committee deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to enable it to carry out its responsibilities. The internal and external auditors should be invited to make presentations to the Audit Committee as necessary.

Roles and Responsibilities

        The Committee has the following duties:

Regarding External Auditors

1.
To select, evaluate and propose to the Board the external auditors to be nominated for approval by the annual Shareholders' Meeting;

2.
To review the terms of engagement of the external auditors, including their compensation, to evaluate their performance, and, if necessary, to review and approve their discharge;

3.
To oversee the receipt from external auditors of a formal written statement delineating all relationships between the auditor and the Company or its affiliates, and to engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditor;

4.
To review annually the external audit scope, audit plans and relevant processes, the results of the external audit, and whether recommendations made have been implemented by Company management;

5.
To discuss with the external auditors the results of their audits, any unusual items or disclosures contained in the audits, and the matters required by Statement on Auditing Standards No. 61, as revised, including the following:

—
The initial selection of and changes in significant accounting policies;

—
The methods used to account for significant or unusual transactions and the effects of significant accounting policies in controversial or emerging areas;

—
The process utilized by management to formulate significant accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of these estimates;

—
Audit findings and recommendations, including audit adjustments that either individually or in the aggregate have a significant effect on the audit;

—
The auditors' responsibility for other information presented with the audit results,such as a management report on financial status;

—
Any disagreements with management, whether or not satisfactorily resolved, concerning matters that individually or in the aggregate may be significant to the Company's financial status or the auditor's report;

—
Significant matters that were the subject of consultations with other accountants;

—
Significant issues discussed with management with regard to the initial or recurring retention of the auditor; and

—
Any serious difficulties encountered in dealing with management during the performance of the audit.

Regarding Internal Auditors

6.
To review periodically the adequacy of the organizational structure and qualifications of the internal audit staff, and to give input periodically to the Compensation Committee regarding the performance of the senior internal auditing executive;

7.
To review annually the internal audit scope, audit plans and relevant processes, the results of internal audits, and whether recommendations made in the audits have been implemented by Company management;

Regarding the Company's Accounting Policies

8.
To review with external auditors, internal auditors and the financial and accounting personnel of the Company whether the accounting policies and financial controls of the Company are appropriate, adequate and effective;

Regarding Financial Reporting

9.
To meet with management and the external auditors to review the financial statements, and to understand significant transactions, significant business risk, or other unusual items or disclosures in the annual report;

10.
To review the annual external financial statements and annual report to consider whether they conform to accepted accounting principles and the standards set by the Company;

11.
To review with management and the external auditors their qualitative judgments about the appropriateness, not just acceptability, of accounting principles, estimates and financial disclosure practices used in the preparation of the Company's financial statements and other public reports;

Regarding Compliance with Law

12.
To review major issues regarding the status of the Company's compliance with laws and regulations, as well as major legislative and regulatory developments that may have a significant impact on the Company;

13.
To review the processes and procedures for management's monitoring of compliance with local laws. To this end, the Committee will review periodic reports submitted by those persons the Committee has designated as responsible for compliance with law;

Regarding Risk Management

14.
To review the processes and procedures for management's monitoring of any significant risks or exposures the Company may face. To this end, at least once per year, the Committee will review reports submitted by management and give guidance and direction on how risk management is to be conducted;

15.
To review with management, internal auditors and external auditors any significant risks or exposures the Company may face, and to assess the steps management has taken to minimize such risks to the Company;

Regarding Compliance with Policies

16.
To review compliance by management of the Company with those Company policies designated by the Board from time to time, including the Code of Conduct and the Insider Trading Policy. To this end, the Committee will review periodic reports submitted by those persons the Committee has designated as responsible for implementation of and compliance with such Policies and give guidance and direction on how said Policies are to be administered;

17.
To oversee the Company's participation in the Global Compact. To this end, the Committee will review periodic reports submitted by those persons the Committee has designated as responsible for implementation of the Company's participation in the Global Compact and compliance of the Company with its undertakings with respect to the Global Compact, particularly the Steering Committee which has the overall responsibility for the implementation of the Corporate Citizenship Policy into the business practices of the group;

Other

18.
To review such other matters in relation to the Company's accounting, auditing, financial reporting and compliance with law as the Committee may, in its own discretion, deem desirable in connection with the review functions described above;

19.
To review and reassess the adequacy of this Charter annually and to submit proposed changes to the Board for approval.

Charter    The Corporate Governance Committee of Novartis AG

Mission Statement

        The Corporate Governance Committee (the "Committee") will assist the Board of Directors ("Board") in fulfilling its responsibilities with respect to the manner in which the Board conducts its stewardship of Novartis AG ("Company").

Organisation

        The Committee shall consist of three to five members of the Board of Directors. These members shall be independent of the Company and its affiliates, shall have no relationship to the Company or its affiliates that may interfere with the exercise of their independence, and shall otherwise meet the independence standards required by applicable law, regulation and listing agreements. In particular, none shall have been employed by the Company or its affiliates during the last five years.

        The Board will designate one member of the Committee as its chairperson.

        The Committee will meet no less than two times a year. Special meetings may be convened as required. At the request of its members, the Committee may close each meeting with an Executive Session.

        The chairperson of the Committee will report orally to the full Board on the results of these meetings. The Committee may invite to its meetings other Directors, Company management and such other persons as the Committee deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to enable it to carry out its responsibilities.

Roles and Responsibilities

        The Committee has the following duties:

General

1.
Develop principles of corporate governance and recommend them to the Board for its approval;

2.
Review periodically the principles of corporate governance approved by the Board to insure that they remain relevant and are being complied with;

3.
Recommend to the Board for its approval changes to the Regulations of the Board of Directors;

4.
Consult with the Chairman and Chief Executive Officer in carrying out the duties of the Committee;

Shareholders

5.
Review periodically the Articles of Incorporation of the Company and recommend to the Board changes thereto in respect of good corporate governance and fostering shareholders rights;

6.
Review the procedures and communication plans for shareholder meetings to ensure that the rights of shareholders are fully protected, that required information on the Company is adequately presented and that the meeting promotes effective communication between the Company and its shareholders on matters of importance;

7.
Recommend to the Board ways and means for the Board and Management of the Company to communicate with shareholders between general meetings of the shareholders;

Board Composition

8.
Review the composition and size of the Board in order to ensure the Board has the proper expertise and its membership consists of persons with sufficiently diverse backgrounds;

9.
Determine the criteria for selection of the Chairman, Board members and Board committee members;

10.
Review Board policies on age and term limits for Board members;

11.
Plan for continuity on the Board as existing Board members retire or rotate off the Board. With the participation of the Chairman, make recommendations to the Board on persons to be newly nominated for election as members of the Board;

12.
Prepare and annually review succession plans for the Chairman and Chief Executive Officer in case of his resignation, retirement or death;

13.
Evaluate the performance of current Board members proposed for reelection, and recommend to the Board as to whether members of the Board should stand for reelection;

14.
Review and recommend to the Board an appropriate course of action upon the resignation of current Board members;

Evaluation of Performance

15.
Conduct an annual evaluation of the Board as a whole;

Board Committees

16.
With the Chairman, periodically review the charter and composition of each Board committee and make recommendations to the Board for the creation of additional Board committees or the change in mandate or dissolution of Board committees;

17.
With the Chairman, recommend to the Board persons to be members of Board committees;

18.
Ensure that each Board Committee is comprised of members suitable for the tasks of the Committee and that each Committee conducts the required number of meetings and makes sufficient reports to the Board on its activities and findings;

Conflicts and Other Directorships

19.
Review directorships and consulting agreements of Board members for conflicts of interest. All members of the Board are required to report directorships and consulting agreements to the corporate general counsel;

20.
Clear actual and potential conflicts of interest a Board member may have and issue to a Board member having an actual or potential conflict of interest instructions on how to conduct himself/ herself in matters before the Board which may pertain to such a conflict;

General

21.
Take such other actions regarding the manner of governance of the Company, including the adoption of principles of corporate governance, from time to time that are in the best interests of the Company and its stakeholders, as the Committee shall deem appropriate.

QuickLinks

  Exhibit 1.2
Regulations of the Board and Committee Charters of Novartis AG
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